UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2015

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2015, Response Biomedical Corp. (“Response” or the “Company”) announced that on February 4, 2015 it entered into the Second Amendment to International Distribution Agreement (the “Second Amendment”), by and between the Company and Shanghai Elite Biotech Co., Ltd. (“Shanghai Elite”). The Second Amendment expanded the scope of the International Distribution Agreement dated September 18, 2013 (the “Distribution Agreement”), by and between the Company and Shanghai Elite, to distribute its Cardiovascular portfolio of RAMP® products with Shanghai Elite. Effective April 23, 2015, Shanghai Elite will become the exclusive national distributor in China for Response’s RAMP® branded cardiovascular Point of Care Testing (“POCT”) portfolio.

Shanghai Elite is headquartered in Shanghai and is a privately held distributor focused on selling POCT products. In addition, Shanghai Elite is known for its professional knowledge of medical laboratory science, technology and services and for having extensive experience and capabilities in the direct and indirect selling of rapid on-site diagnostic systems and consumables to multiple tiers of hospitals. Response and Shanghai Elite initially entered into the Distribution Agreement for certain provinces in Eastern and Southern China. Under the Second Amendment, the geographical scope in which Shanghai Elite’s sales force and sub distribution network can sell has been expanded to include selling throughout all of China.

Pursuant to the terms of the Second Amendment, Shanghai Elite will have exclusive distribution rights for Response’s RAMP® branded cardiovascular POCT portfolio in the People’s Republic of China excluding Taiwan, Hong Kong and Macao Special Administration Region. In addition, product pricing levels and exclusive sales territories are contingent upon the achievement of certain sales minimums, and Response has committed to providing certain amounts of marketing support to Shanghai Elite.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed hereto and incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on February 6, 2015, announcing its entry into the Second Amendment. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1 †	Second Amendment to International Distribution Agreement, by and between the Company and Shanghai Elite Bio Co., Ltd.
99.1	Press release, dated February 6, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: February 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Second Amendment to International Distribution Agreement, by and between the Company and Shanghai Elite Bio Co., Ltd.
99.1	Press release, dated February 6, 2015.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.